UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): November 13, 2009

HearUSA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

            Effective November 16, 2009, HearUSA Inc. (the “Company”) amended and restated the Amended and Restated Rights Agreement, originally dated December 14, 1999 and amended and restated as of July 11, 2002 (the “Rights Agreement”).  In connection therewith, the Company also appointed American Stock Transfer and Trust Company, LLC, the Company’s transfer agent, as the new rights agent (the “Rights Agent”).  On December 14, 1999, the Board of Directors of the Company initially adopted the Rights Agreement and declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock, par value $0.10 per share, of the Company (the "Common Stock").  The dividend distribution was made on December 31, 1999 (the "Record Date") to the stockholders of record on that date.  The description and terms of the Rights are set forth in the Rights Agreement.  The Rights Agreement is intended to extend protections (with certain modifications) similar to those provided by the Company’s previous Rights Agreement dated as of December 14, 1999 and amended and restated as of July 11, 2002.

            Under the Rights Agreement, each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series H Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock") of the Company at a price of $10.00 per one one-hundredth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. Until the earlier to occur of (i) the close of business on the tenth business day following the date of public announcement or the date on which the Company first has notice or determines that a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company) ("Acquiring Person") has acquired, or obtained the right to acquire, 15% or more of the outstanding shares of voting stock of the Company (the "Stock Acquisition Date") without the prior written consent of the Board of Directors or pursuant to a Permitted Offer (as defined below) or (ii) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors but not later than the Stock Acquisition Date) following the commencement of a tender offer or exchange offer, other than pursuant to a Permitted Offer, by a person (other than the Company, any subsidiary of the Company or an employee benefit plan of the Company) which, upon consummation, would result in the beneficial ownership by such party of 15% or more of the Company's voting stock (the earlier of the dates in clause (i) or (ii) above being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates.  As amended, the Rights Agreement defines “beneficial ownership” to include certain derivative instruments and similar interests a party may hold relating to the Company’s securities.

            As amended, the Rights Agreement provides that the Rights will not be triggered in the case of a “Permitted Offer”.  A Permitted Offer is a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that are determined by a majority of the Board of Directors (independent of the person or group making the offer) to be adequate from a financial perspective and in the best interests of the Company and its shareholders.  This determination by the board must be made before the earlier of: (i) launch of the tender or exchange offer, (ii) the filing of any offer-related document with the Securities and Exchange Commission or (iii) before the person making the offer becomes an Acquiring Person.

            The Rights Agreement provides that, until the Distribution Date, the Rights will be evidenced by Common Share certificates and will be transferred with and only with such Common Share certificates.  With respect to Common Stock held in book-entry accounts, the Rights will be held in the accounts until the Distribution Date.  Common Stock share certificates contain a notation incorporating the Rights Agreement by reference.  A book-entry account for such Common Stock shall also be deemed to incorporate the Rights Agreement.  The surrender for transfer of any certificate for Common Stock or book-entry accounts holding Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by the certificate or book-entry account.

            The Rights are not exercisable until the Distribution Date.  The Rights will expire, if not previously exercised, on November 16, 2019 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company.

            The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

            The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

            Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable and are junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will have a preferential dividend in an amount equal to 100 times any dividend declared on each share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferred liquidation payment of equal to the greater of $100 and 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

            Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

            If any person or group (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company) acquires 15% or more of the Company's outstanding voting stock, without the prior written consent of the Board or pursuant to a Permitted Offer, each Right, except those held by such persons, would entitle each holder of a Right to acquire such number of shares of the Company's Common Stock as shall equal the result obtained by multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current per-share market price of Company Common Stock.

            If any person or group (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or certain affiliated entities) acquires more than 15% but less than 50% of the outstanding Company Common Stock without prior written consent of the Board of Directors, each Right, except those held by such persons, may be exchanged by the Board of Directors for one share of Company Common Stock.

            If the Company were acquired in a merger or other business combination transaction where the Company is not the surviving corporation or where Company Common Stock is exchanged or changed or 50% or more of the Company's assets or earnings power is sold in one or several transactions, other than pursuant to a Permitted Offer, each Right would entitle the holders thereof (except for the Acquiring Person) to receive such number of shares of the acquiring company's common stock as shall be equal to the result obtained by multiplying the then current Purchase Price by the number one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current market price per share of the common stock of the acquiring company on the date of such merger or other business combination transaction.

            With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

            At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

            The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including, but not limited to, an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the voting power of all securities of the Company then known to the Company to be beneficially owned by any person or group of affiliated or associated persons or Excepted Persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

            Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

            As amended, the Rights Agreement contains a so-called “TIDE” provision, which provides that a shareholder rights agreement committee of the Board of Directors of the Company will be formed to review (not less than once every three years) whether maintaining the Rights Agreement continues to be in the best interest of the Company and the Company’s shareholders.

            A copy of the form of Rights Agreement is attached hereto as an Exhibit to this current report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

Item 3.03   Material Modification to Rights of Security Holders

            The information set forth in Item 1.01 is incorporated into this Item 3.03 by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

            In connection with the amendment and restatement of the Rights Agreement, on November 13, 2009, the Company filed an amendment to the Certificate of Designation of Series H Junior Participating Preferred Stock with the Secretary of State of Delaware to increase the number of authorized shares of Series H Junior Participating Preferred Stock.  See the description set forth under Item 1.01 for a more complete description of the rights and preferences of the Series H Junior Participating Preferred Stock.  A copy of the amendment to the Certificate of Designations is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01   Other Events

            On November 17, 2009, the Company issued a press release announcing the adoption of the Amended and Restated Rights Agreement, dated November 16, 2009.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits
3.1	Amendment to Certificate of Designation, as filed with the Secretary of State of Delaware on November 13, 2009.
4.1	Amended and Restated Rights Agreement, dated as of November 16, 2009
99.1	Press Release issued by HearUSA, Inc. on November 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc. (Registrant)

Date: November 17, 2009	By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amendment to Certificate of Designation, as filed with the Secretary of State of Delaware on November 13, 2009.

4.1	Amended and Restated Rights Agreement, dated as of November 16, 2009

99.1	Press Release issued by HearUSA, Inc. on November 17, 2009